THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
Semi-Annual Period Ended April 30, 2017


Item 77Q1: Exhibits.


(b)	Revisions to the investment strategy and
name of the International Secured Options
Portfolio are incorporated herein by
reference to Registrant's Post-Effective
Amendment No. 95 filed with the
Commission on May 5, 2017.

(e)	Investment Advisory Agreement between
The Glenmede Fund, Inc. and Glenmede
Investment Management LP relating to the Equity Income Portfolio is incorporated herein by reference to Exhibit (d)(83) in Registrant's Post-Effective Amendment No.
90 filed with the Commission on December
21, 2016.